EXHIBIT 99.1

For immediate release
Citigroup Inc. (NYSE symbol: C)
May 10, 2004

CITIGROUP REACHES SETTLEMENT ON WORLDCOM CLASS ACTION
LITIGATION FOR $1.64 BILLION AFTER-TAX

Company to Take After Tax Charge of $4.95 Billion, or $0.95 Per Share, in
Second Quarter 2004 for WorldCom Settlement and Increase in Litigation
Reserves

Reserves for All Remaining Exposure in Enron and Other Pending
Litigation Related to 2003 Regulatory Settlements Increased
to $6.7 Billion Pre-Tax

        NEW YORK—Citigroup announced today that it has settled class action litigation brought on behalf of purchasers of WorldCom securities which was pending in the United States District Court for the Southern District of New York as In re WorldCom, Inc. Securities Litigation, No. 02 Civ. 3288 (DLC).

        Under the terms of the settlement, Citigroup will make a payment of $2.65 billion, or $1.64 billion after tax, to the settlement class, which consists of all persons who purchased or otherwise acquired publicly traded securities of WorldCom during the period from April 29, 1999 through and including June 25, 2002. The payment will be allocated between purchasers of WorldCom stock and purchasers of WorldCom bonds. Plaintiffs' attorneys' fees (the amount has not yet been determined) will come out of the settlement amount.

        Charles Prince, Chief Executive of Citigroup, said: "Citigroup is a growth company. It is important that we put this unfortunate chapter behind us so we can focus on our continuing prospects for growth. Today's settlement is a milestone event in that effort. We are taking a leadership position in bringing to a close this difficult era in the history of our industry and our company.

        "We are pleased that a settlement as significant as this could come together so quickly. We appreciate the efforts of the court-appointed mediators, who facilitated settlement discussions after the litigation reached a critical turning point that provided an opportunity for resolution, as well as those of New York State Comptroller Alan Hevesi, who agreed last Thursday to engage in face-to-face discussions to negotiate a settlement that is in the best interest of all involved," Mr. Prince said.

        In a signed statement attached to the final settlement agreement, the mediators—Federal District Judge Robert W. Sweet and Magistrate Judge Michael H. Dolinger—stated that they believe the settlement "was negotiated in good faith" and that the settlement is "in the public interest." The mediators were appointed by the federal judge presiding over the WorldCom class action case, the Honorable Denise L. Cote. The final settlement agreement says that Citigroup denies it committed any violation of law and agreed to the settlement solely to eliminate the uncertainties, burden and expense of further protracted litigation.

        "As a result of this settlement, we now have a better understanding of our remaining exposure for Enron and other litigation related to the 2003 regulatory settlements and have adjusted our reserves accordingly," Mr. Prince said.

        In connection with the settlement of the WorldCom class action lawsuit, the company has reevaluated its reserves for the numerous lawsuits and other legal proceedings arising out of the transactions and activities that were the subjects of:

  (i)
  the April 2003 settlement of the research and IPO spinning-related inquiries conducted by the Securities and Exchange Commission, the National Association of Securities Dealers, the New York Stock Exchange and the New York Attorney General;

  (ii)
  the July 2003 settlement of the Enron-related inquiries conducted by the Securities and Exchange Commission, the Federal Reserve Bank of New York, the Office of the Comptroller of the Currency, and the Manhattan District Attorney;

  (iii)
  underwritings for, and research coverage of, WorldCom; and

  (iv)
  the allocation of, and aftermarket trading in, securities sold in initial public offerings.

        Accordingly, Citigroup is increasing its reserve for these matters. The company believes that this reserve is adequate to meet all of its remaining exposure for these matters. However, in view of the large number of these matters, the uncertainties of the timing and outcome of this type of litigation, and the significant amounts involved, it is possible that the ultimate costs of these matters may exceed or be below the reserve. Citigroup will continue to defend itself vigorously in these cases, and to resolve them in the manner management believes is in the best interest of the company.

        The total after-tax charge for the settlement and the increase in litigation reserves will be $4.95 billion, or $0.95 per share, and will be taken in the second quarter of 2004. The company's litigation reserve for these matters following payment of the WorldCom settlement will be $6.7 billion on a pre-tax basis.

        After giving effect to the charge, the company's financial position will remain very strong, with its Tier 1 capital ratio expected to be about 8 percent in the quarter, and its total capital ratio expected to be over 11 percent. The charge will have no impact on the company's current dividend or dividend policy.

        Mr. Prince said, "Under Sandy Weill's leadership, Citigroup has been an industry leader in raising business practices in areas such as research, investment banking and structured finance. We revamped the management, structure and policies of our equity research capability, creating a separate business unit for research and retail brokerage. We eliminated the involvement of our investment bank in the compensation of analysts and restricted interaction between analysts and investment bankers. We also adopted important new, industry-leading policies in our structured finance business and in the area of IPO allocations. Citigroup President Bob Willumstad and I remain committed to continuing this legacy in order to assure that our organization embraces the highest business standards."

        Mr. Prince concluded, "We are pleased to be able to address the overhang of the unresolved litigation related to the 2003 regulatory settlements so we can focus on the future. We continue to pursue our ambitious strategies to leverage and build our company's powerful business presence and prospects."

        Citigroup Chief Executive Officer Charles Prince and Citigroup Chief Financial Officer Todd Thomson will discuss today's announcement via teleconference and live audio webcast at 8:30 am (EST).

        To participate in the Audio Webcast (which will be listen-only), go to www.citigroup.com/citigroup/fin and click on the link for the Citigroup Announcement Webcast. You will need to download Windows Media Player prior to the event in order to view the slides and hear the audio. A replay of the webcast will be available at http://www.citigroup.com/citigroup/fin/pres.htm.

        A copy of the press release will be available at: www.citigroup.com/citigroup/fin.

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        Citigroup (NYSE: C), the preeminent global financial services company has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage, and asset management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney, Banamex, and Travelers Life and Annuity. Additional information may be found at www.citigroup.com

        Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

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